UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2013

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 27, 2013, Inland Real Estate Corporation, a Maryland corporation (the “Company”) began its 2013 annual meeting of stockholders. The results of voting that took place on June 27 were previously reported on Form 8-K on July 3, 2013. To allow additional time for stockholders to consider revisions made to Proposal 3(a) to amend and restate the Company's charter to remove provisions originally included to comply with the NASAA REIT Guidelines as described in the Company's proxy statement, the annual meeting was adjourned with respect to proposal 3(a) until Monday, July 15, 2013.
On July 15, 2013, the Company reconvened the annual meeting, at which time the stockholders voted on and approved Proposal 3(a). A total of 89,977,696 shares of the Company's common stock was outstanding on the record date and entitled to vote. Stockholders cast 61,238,638 votes approving Proposal 3(a) and 2,139,567 against Proposal 3(a). There were 171,818 abstentions and 15,404,433 broker non-votes regarding Proposal 3(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: July 19, 2013	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer